UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 8, 2023

SSR Mining Inc.
(Exact name of Registrant as Specified in Its Charter)

British Columbia
(State or Other Jurisdiction of Incorporation)

001-35455
(Commission File Number)

98-0211014
(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 1300, Denver, Colorado USA 80237
(Address of principal executive offices) (zip code)

(303) 292-1299
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares without par value	SSRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE
SSR Mining Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (the “8-K/A”) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 8, 2023 (the “Initial 8-K”), which announced Mr. A.E. Michael Anglin’s decision to retire from the Board of Directors (the “Board”) and not stand for re-election at the Company’s 2024 Annual Meeting of Shareholders (the “2024 AGM”). The 8-K/A solely relates to the update of Mr. Anglin’s decision to remain on the Board and stand for re-election at the 2024 AGM and the Company is not updating any other information pertaining to any other matter disclosed in the Initial 8-K.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Company’s news release announcing consolidated financial results for the fourth quarter and year ended December 31, 2023, Mr. Anglin, the Lead Independent Director of the Board, has decided to postpone his retirement and stand for re-election at the 2024 AGM.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSR Mining Inc.

By:	/s/ Michael J. Sparks
Name:	Michael. J. Sparks
Title:	Executive Vice President and Chief Legal & Administrative Officer

Dated: February 27, 2024